EXHIBIT 11

CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Offering Statement on Form 1-A, of our Independent Auditors’ Report dated May 21, 2024, related to the financial statements of Concreit Series LLC as of December 31, 2023, and from June 7, 2023 (inception) through December 31, 2023.

Newport Beach, California
September 18, 2024